Exhibit 99.2

KODIAK OIL & GAS CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2011

(amounts in thousands, except share data)

	Kodiak Oil & Gas Historical	Pro Forma Adjustments		Kodiak Oil &Gas Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$76,155	$—		$76,155
Accounts receivable
Trade	9,854	—		9,854
Accrued sales revenues	4,566	300	(a)	4,866
Inventory, prepaid expenses and other	21,935	57	(a)	21,992
Total Current Assets	112,510	357		112,867

Oil and gas properties (full cost method), at cost:
Proved oil and gas properties	213,019	7,500	(a)	220,519
Unproved oil and gas properties	112,061	77,921	(a)	189,982
Wells in progress	41,697	—		41,697
Equipment and facilities	2,864	—		2,864
Less-accumulated depletion, depreciation, amortization, accretion and asset impairment	(107,442)	—		(107,442)
Net oil and gas properties	262,199	85,421		347,620

Property and equipment, net of accumulated depreciation	517	—		517
Deferred financing costs, net of amortization	1,423	—		1,423

Total Assets	$376,649	$85,778		$462,427

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$24,485	612	(a)(d)	$25,097
Commodity price risk management liability	6,256	—		6,256
Total Current Liabilities	30,741	612		31,353

Noncurrent Liabilities:
Long term debt	40,000	71,506	(b)	112,206
Commodity price risk management liability	8,838	—		8,838
Asset retirement obligation	2,179	60	(a)(c)	2,239
Total Noncurrent Liabilities	51,017	71,566		123,283

Total Liabilities	81,758	72,178		154,636

Commitments and Contingencies

Stockholders’ Equity:
Common stock - no par value; unlimited authorized Issued and outstanding: 179,127,939 shares at March 31, 2011 and 181,627,939 shares after pro forma adjustment Contributed surplus	410,391	13,950	(e)	423,641
Accumulated deficit	(115,500)	(350	)(d)	(115,850)
Total Stockholders’ Equity	294,891	13,600		307,791

Total Liabilities and Stockholders’ Equity	$376,649	$85,778		$462,427

(a) To record the pro forma allocation of the preliminary purchase price of the Acquisition

(b) To record long term financing on utilization of senior revolver

(c) To record asset retirement obligations

(d) To record estimated acquisition costs

(e) To record issuance of 2,500,000 shares of common stock valued at $5.58 per share

See accompanying notes to unaudited pro forma condensed consolidated financial statements

KODIAK OIL & GAS CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2011

(amounts in thousands, except share data)

	Kodiak Oil &Gas Historical	Properties Acquired	Pro Forma Adjustments		Kodiak Oil &Gas Pro Forma
		(a)
Revenues:
Oil production	$13,020	$834	$—		$13,854
Gas production	314	—	—		314
Other income	103	—	—		103
Total revenues	13,437	834	—		14,271

Operating expenses:					—
Oil and gas production	2,574	406	—		2,980
Depletion, depreciation, amortization and accretion	3,721	—	330	(b)	4,051
General and administrative	4,718	—	—		4,718
Total expenses	11,013	406	330		11,749

Operating income:	2,424	428	(330)		2,522

Other income (expense)
Gain (loss) on risk management activities	(9,692)	—	—		(9,692)
Interest income (expense), net	33	—	(550	)(c)	(517)
Total other income (expenses)	(9,659)	—	(550)		(10,209)

Net income (loss)	(7,235)	428	(880)		(7,687)

Earnings per common share:
Basic	$(0.04)				$(0.04)
Diluted	$(0.04)				$(0.04)

Weighted average common shares outstanding:
Basic	178,451,574		2,500,000		180,951,574
Diluted	178,451,574		2,500,000		180,951,574

(a) Revenues and direct operating expenses of the properties acquired for the period of January 20, 2011 (inception) to March 31, 2011

(b) To record additional depletion, depreciation, and amortization expense and accretion expense

(c) To record incremental interest expense on acquisition financing

See accompanying notes to unaudited pro forma condensed consolidated financial statements

KODIAK OIL & GAS CORP.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.             BASIS OF PRESENTATION

On May 20, 2011, Kodiak Oil & Gas (USA) Inc. (“Kodiak”) and Kodiak’s parent company, Kodiak Oil & Gas Corp. (“Parent”) entered into a definitive agreement (“Purchase Agreement”) with Ursa Resources Group LLC (“Ursa”),  to acquire Ursa’s interests in approximately 25,000 net acres of Bakken/Three Fork leaseholds and related producing properties located in the Williston Basin of North Dakota (the “Properties Acquired”) for a combination of cash and stock.  Ursa will receive 2.5 million shares of the Parent’s common stock and cash consideration in an amount equal to $85.5 million less the aggregate stock consideration value, as defined in the Purchase Agreement, in exchange for the Properties Acquired.    The effective date for the acquisition of the Properties Acquired is April 1, 2011, with any purchase price adjustments to be calculated as of the closing date, June 30, 2011.

These unaudited pro forma condensed balance sheet presents the acquisition of the Properties Acquired as if the acquisition had occurred on March 31, 2011 and the pro forma unaudited statement of operations presents the acquisition as if it had occurred on January 1, 2011. The adjustments to the pro format unaudited statement of operations also assumes the acquisition had occurred on January 1, 2011. These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have occurred had the acquisition been effected on the assumed dates. Additionally, future results may vary significantly from the results reflected in the unaudited pro forma consolidated statement of operations due to normal production declines, changes in prices, future transactions, and other factors.

These unaudited pro forma condensed consolidated financial statements should be read in conjunction with our Quarterly Report on Form 10—Q for the quarter ended March 31, 2011, our Annual Report on Form 10—K for the year ended December 31, 2010, and the Statement of Revenues and Direct Operating Expenses of Ursa Resources Group LLC Properties to be Divested for the Period of January 20, 2011 (Inception) to March 31, 2011.

The following purchase price allocation is preliminary and includes significant use of estimates. This preliminary allocation is based on information that was available to management at the time these financial statements were prepared. Management has not yet had the opportunity to complete its assessment of the fair values of the assets acquired and liabilities assumed. Accordingly, the allocation will change as additional information becomes available and is assessed by the Company, and the impact of such changes may be material.

KODIAK OIL & GAS CORP.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes the purchase price and preliminary estimated values of assets acquired and liabilities assumed (in thousands, except share data):

June 30, 2011
Purchase Price
Consideration Given
Cash from Credit Facility	$71,506
Kodiak Oil & Gas Corp. Common Stock (2,500,000 Shares)	$13,950

Total consideration given	$85,456

Preliminary Allocation of Purchase Price
Proved oil and gas properties	$7,500
Unproved oil and gas properties	77,921
Total fair value of oil and gas properties acquired	85,421

Working capital	$95
Asset retirement obligation	(60)

Net assets acquired	$85,456

Working capital acquired was estimated as follows:
Accounts receivable - revenue	300
Crude oil inventory	57
Suspense payable	(12)
Accrued liabilities	(250)

Total working capital	$95

2.                                      PRO FORMA ADJUSTMENTS TO THE CONDENSED CONSOLIDATED BALANCE SHEET

a. Record the pro forma allocation of the preliminary purchase price of the Acquisition to the acquired assets and liabilities based on the initial fair values, pending completion of the Company’s valuation analysis;

b. Record long term finance utilization consisting of Senior Revolver Debt of $71.5 million;

c. Record asset retirement obligations assumed to preliminary estimate of fair value;

d. Record estimated acquisition costs (attorney, accountant and consulting fees) of $350 thousand. No material acquisition costs were incurred through March 31, 2011;

e. Record issuance of 2,500,000 shares of common stock (valued at $5.58 per share).  This preliminary estimated value is subject to adjustments in accordance with Accounting Standards Codification topic 805 Business Combinations.

KODIAK OIL & GAS CORP.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3.                                      PRO FORMA ADJUSTMENTS TO THE CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

a. Revenues and direct operating expenses of properties acquired;

b. Record additional depletion, depreciation, and amortization expense and accretion expense attributable to the preliminary purchase price allocation;

c. Record incremental interest expense on acquisition financing, using the Senior Revolver’s interest rate assuming 3%.